                                                                  Exhibit 10(gg)

                                LEASE AGREEMENT



                                  July 1, 1996



                                   LANDLORD:


                              BROADWAY ASSOCIATES



                                    TENANT:

                               FTI COMMUNICATIONS


     7.2    Loss or Damage...................................  8
     7.3    Abatement or Reduction or Rent...................  8
     7.4    Loss During Last Part of Term....................  8

SECTION 8 - CONDEMNATION.....................................  8
     8.1    Condemnation.....................................  8
     8.2    Partial Condemnation.............................  8

SECTION 9 - ASSIGNMENT......................................  9
     9.1    Prohibition Against Voluntary Assignment,
             Subletting and Encumbering......................  9
     9.2    Involuntary  Assignment.......................... 10

SECTION 10 - DEFAULT......................................... 10
     10.1   Tenant's Default................................. 10
     10.2   Landlord's Remedies.............................. 11
     10.3   Interest......................................... 13
     10.4   Late Charge...................................... 13
     10.5   Tenant's Right To Cure Landlord's Default........ 13

SECTION 11 - SIGNS; ADVERTISING.............................. 13
     11.1   Tenant's Default................................. 13
     11.2   Compliance With Laws............................. 14
     11.3   Removal of Signs................................. 14

SECTION 12 - LANDLORD'S ENTRY ON PREMISES.................... 14
     12.1   ................................................. 14

SECTION 13 - PRIOR TENANT EQUIPMENT.......................... 15
     13.1   Prior Tenant Equipment........................... 15

SECTION 14 - SECURITY DEPOSIT................................ 15
     14.1   Amount of Deposit................................ 15

SECTION 15 - PARKING......................................... 16
     15.1   Parking.......................................... 16

SECTION 16 - GRANT OF SECURITY INTEREST...................... 16
     16.1   Grant of Security Interest....................... 16

SECTION 17 - REPRESENTATIONS AND WARRANTIES.................. 16
     17.1   Tenant's Representations and Warranties.......... 16

SECTION 18 - ESTOPPEL........................................ 17
     18.1   Estoppel Certificate............................. 17

SECTION 19 - MISCELLANEOUS................................... 17


     19.1   Notice........................................... 17
     19.2   Waiver........................................... 18
     19.3   Sale or Transfer or Premises..................... 18
     19.4   Enforcement...................................... 18
     19.5   Surrender of premises............................ 19
     19.6   Holding Over..................................... 19
     19.7   Time of Essence.................................. 19
     19.8   Consent of Parties............................... 19
     19.9   Corporate Authority.............................. 19
     19.10  Entire Agreement................................. 20
     19.11  Successors....................................... 20
     19.12  Rent Payable in U.S. Money....................... 20
     19.13  Exhibits - Incorporation  in Lease............... 20
     19.14  Controlling Law.................................. 20
     19.15  Use of Definitions............................... 20
     19.16  Definitions...................................... 20
     19.17  Captions: Table of Contents...................... 22
     19.18  Singular and Plural.............................. 23
     19.19  Severability..................................... 23




                                LEASE AGREEMENT

     THIS LEASE AGREEMENT ("Lease") is made and entered into as of the 1/st/ day of July, 1996, by and between BROADWAY ASSOCIATES, a Utah general partnership (hereinafter referred to as "Landlord"), as landlord, and FTI COMMUNICATIONS, a ________ corporation (hereinafter referred to as "Tenant"), as tenant.

                                  WITNESSETH:

     Tenant desires to lease from Landlord the Premises hereinafter described, and Landlord is willing to lease such Premises to Tenant, all on the terms, provisions, and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises, covenants, and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Landlord and Tenant hereby enter into this Lease and as follows:

SECTION 1 - PREMISES

     1.1 Existing Building. Landlord leases to Tenant and Tenant leases from Landlord the real property known as Suite 100, 345 East Broadway, Salt Lake City, Salt Lake County, Utah, such real property being the first floor of the building at 345 East Broadway, Salt Lake

City, Utah, consisting of approximately 5,100 square feet of gross leasable area (herein referred to as the "Premises"). The real property (herein referred to as the "Property") of which the Premises is part is more particularly described in Exhibit A attached hereto.

     2.1 Fixed Term. The initial term of this Lease shall be for a period of five (50) years commencing on the 1/st/ day of July, 1996, and expiring on the 30/th/ day of June, 2001.

     2.2 Option to Extend Term. Tenant shall have the right, at Tenant's option, to extend the term of this Lease for one (1) additional consecutive period of five (5) years commencing on expiration of the initial term of this Lease and expiring on the 30th day of minimum monthly rent under Section 3 hereof for said extended term shall be increased in accordance with the provisions of Section 3.3 hereof. This option shall be exercised, if at all, by Tenant giving irrevocable written notice of such exercise to Landlord on or before December 31, 2000. Any attempted exercise of this option at a time when Tenant is in default or breach of the terms of this Lease shall be null and void.

     3.1 Minimum Monthly Rent. Tenant shall pay to Landlord as a minimum monthly rent, without deduction, setoff, prior notice, or demand, the sum of Five Thousand Three Hundred Twelve and 50/100 Dollars ($5,312.50) per month in advance on the first day of each month, commencing on the date the term commences, and continuing during the term. Minimum monthly rent shall be increased during the option period in accordance with the provisions of Section
3.3 hereof. Minimum monthly rent for the first shall be paid commencing with the execution of this Lease. Minimum monthly rent per day. All rent shall be paid to Landlord at the address to which notices to Landlord are given.

     3.2 First Ten Days Rent Free. Subject to timely payment of the prorated July 1996 rent, The First ten days of the term of this Lease (from July 1, 1996, to and including July 10,1996), shall be rent free to Tenant. This will result in a July 1996, rent payment of Three Thousand Five Hundred Forty- One and 67/100 Dollars ($3,541.67).

     3.3 Increase of Minimum Monthly Rent. As of the third anniversary of the commencement date of the term hereof and every two (2) years (hereinafter the "Adjustment Date(s)"), including the option term, the amount of the basic rent under Section 3.1 hereof shall be increased as provided in this Section 3.3.
The base for computing the increase shall be the United States Consumer Price Index - All Items (for all urban consumers) published by the United States Department of Labor, Bureau of Labor Statistics (hereinafter the "Index'), which is published nearest the date on which the term of this Lease commences (hereinafter the "Base Index"). If the Index published nearest the respective Adjustment Date (hereinafter the 'Extension Index") has increased over the Base Index by at least ten percent(10%), then the basic rent under Section 3.1 hereof for the term of this Lease remaining after the respective Adjustment Date shall be determined by multiplying the basic rent by a fraction, the numerator of which is the Extension Index and the denominator of which is the Base Index. If the Extension Index has not increased over the Base Index by at least ten percent (10%), then the basic rent for the term of this Lease remaining after the adjustment Date (until the next

Adjustment Date) shall be determined by multiplying the basic rent b ten percent (10%). Promptly following adjustment of the basic rent hereunder, the Landlord and the Tenant shall execute and amendment to this Lease stating the new basic rent. If publication of the Index is discontinued, the Landlord and the Tenant agree to accept comparable statistics on the average cost of living for urban areas or cities in the United States computed and published by an agency of the United States or a responsible financial periodical of recognized authority to be selected by the Landlord and approved by the Tenant, such approval not to be unreasonably withheld by the Tenant.

     3.4 Personal Property Taxes. Tenant shall pay before delinquency all taxes, assessments, license fees, and other charges ("taxes") that are levied and assessed against the trade fixtures and personal property of Tenant installed or located in or on the premises, and that become payable during the term, On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments.

     3.5 Real Property Taxes. Tenant shall pay to Landlord an amount equal to all increases in real property taxes and general and special assessments (real property taxes) levied and assessed against the Premises. Such increases shall be calculated from the base amount of real property taxes for the tax fiscal year 1996. Each year Landlord shall notify Tenant of the amount of increase in real property taxes over the tax fiscal year 1996 and promptly upon receipt to tax bill shall timely furnish Tenant with a copy of the tax bill, whichever is later. If the tax bill is not submitted to Tenant within ten (10) days of Tenant's receipt of the tax bill. All notices of taxes and tax bills delivered to Tenant pursuant to this Section 3.5 shall be sent to Tenant at the address set forth in Section 1 hereof.

     3.6 Proration of Taxes. The increases in real property taxes payable by Tenant pursuant to Section 3.5, with the respect to tax fiscal years in which the term of this Lease shall commence and terminate, shall be apportioned at the commencement date and at the final termination of this Lease, respectively, so that Tenant shall pay only those portions there of which correspond to the portions of said tax fiscal years as are within the term of this Lease and any extensions hereof.

SECTION 4 - USE LIMITATIONS ON USE

     4.1 Use. Tenant shall use the Premises for general office purposes and for no other use without Landlord's prior written consent, which consent will not be unreasonably withheld.

     4.2 Limitations on Use. Tenant's use of the Premises as provided in this Lease shall be in accordance without Landlord's prior written consent, which consent will not be unreasonably withheld.

     Limitations on Occupancy. At no time during the term of this Lease shall Tenant permit more than fifteen (15) parking spaces located upon the Property of which the Premises is part to be use by persons claiming by, through or under Tenant by authority of this Lease.

     Compliance With Laws. Tenant shall comply with all laws concerning the Premises or Tenant's use of the Premises, including, without limitation, the obligation at Tenant's use of the Premises, including, without limitation, the obligation at Tenant's cost to alter, maintain, or restore the Premises in compliance and conformity with all laws relating to the condition, use, or occupancy of the Premises during the term.

     Waste: Nuisance. Tenant shall not use the Premises in any manner that will constitute waste, nuisance, or unreasonable annoyance (including, without limitation, the use of loudspeakers or sound or light apparatus that can be heard or seen outside the Premises) to owners or occupants of the building in which the Premises are located or the occupancy of adjacent properties.

     Tenant shall not use the Premises for sleeping, preparation of food, washing clothes, or the preparation, manufacture, or mixing of anything that might emit any odor or objectionable noises or lights onto adjacent properties.

     Hazardous Substances. Tenant shall not bring upon the Premises, or in the Premises, use on the Premises, or permit to be brought upon, stored, or used upon the Premises, any wastes, petroleum products, of Hazardous Substances. Tenant shall hold harmless and indemnify Landlord from any and all damage, loss, injury, or liability of any nature arising from or associated with Tenant's use, storage, or bringing upon the Premises of any Hazardous Substances.

     For purposes of this Lease, the term "Hazardous Substances" shall mean any substance; (i) The presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, decree, judgment, action, policy, or common law; or (ii) which is or becomes defined as a "hazardous waste" "hazardous substance," pollutant or containment under any federal, state, or local statute, regulation, rule, or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. (S) 6901 et seq.), as amended; and comparable statutes of the State of Utah; or (iii) which is toxic, explosive, corrosive, ignitable, reactive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, the State of Utah or any political subdivision thereof; or (iv) the presence of which on the Premises causes or threatens to cause a nuisance upon the Premises or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the Premises; or (v) the presence of which on adjacent properties could constitute a trespass by the Tenant, the Landlord, or either of them; or (vi) without limitation which contains gasoline, diesel fuel, or petroleum hydrocarbons; or (vii) without limitation which contains polychlorinated biphenyls (PCBs), asbestos, or urea formaldehyde foam insulation; or (viii) without limitation radon gas.

                            SECTION 5 - MAINTENANCE

     5.1 Tenant's Maintenance. During the term of this Lease and all extensions thereof, Tenant agrees to keep and maintain, in good order, condition, and repair the interior of the Premises, ordinary wear excepted.

     5.2   Landlord's Maintenance and Utilities.  Landlord agrees, at
Landlord's sole cost and expense, to furnish to the Premises lighting, electricity, water (hot and cold), sewer, hear and air conditioning, and light janitorial services ( which shall consist of emptying waste baskets and light vacuuming on regular business days). Landlord's sole cost and expense, shall maintain in good order, condition, and repair all external parts of the property and the building of which the Premises are a part, and shall maintain in good order, condition, and repair all plumbing and hearing, air conditioning and ventilation equipment located upon employees, agents, or invitees. Landlord, at Landlord's sole cost and expense, shall be responsible for snow and ice removal from parking areas and walkways which serve the Premises, in a manner consistent with reasonable practices for this area.

     5.3 Increases in Maintenance and Utility Charges. Tenant agrees that if the cost and expense to Landlord for insuring the Property at any time during the initial term or any extended term of this Lease shall increase over the amount of costs and expenses for insurance, maintenance of the Property, and/or supplying utilities to the Property over the cost and expense of insurance, maintenance of the Property, and/or providing services or utilities to the Property in the calendar year 1996 (for insurance costs only) and calendar year Tenant shall reimburse Landlord for fifty percent (50%) of the amount of such increase: provided, however, that Tenant's liability for reimbursement to Landlord for the maintenance of the Property, and/or providing services or utilities to the property in the calendar year 1996 (for insurance costs only) and the calendar year 1995 for maintaining the Property and/or providing any services or utilities to the Property, Tenant shall reimburse Landlord for fifty percent (50%) of the amount of such increase; provided, however, that Tenant's liability for reimbursement to Landlord for the maintenance component of such reimbursement obligation pursuant to this Section 5.3 shall not increase in any particular year of the initial term or in any year of any extended term hereof by an amount in excess of five percent (5%) of the above-described costs and expenses of maintenance of Landlord for the preceding year of the Lease term. There shall be no cap on tenant's obligation for reimbursement of its portion of increases in the insurance, services, and utilities components of such costs and expenses. For the first year of the initial term of this Lease, the prior years' costs of maintenance for purposes of calculating the five percent (5%) cap on maintenance increases payable by Tenant shall be determined using the 1995 portion of increased insurance, maintenance, and utility costs and expenses to landlord pursuant to this Section 5.3 on an annual basis within twenty (20) days after receipt from Landlord of a statement and accounting of the costs and expenses of insurance, maintenance and utilities on the Property for the preceding year of the term of this Lease.

     5.4 Increases in Utility Usage. Tenant agrees that if the cost and expense for utilities supplied to the Property at any time during the initial term or any extended term of this Lease increase over the amount of utility charges for utilities supplied to the Premises in the calendar year 1995, as a result of increased usage of the electricity or other utilities by tenant, in addition to the portion of increased utility charges payable pursuant to
Section 5.3 hereof, Tenant shall pay to Landlord the entire amount or increased utility costs resulting from such increased usage of utilities by Tenant upon demand by Landlord for payment of such amounts.

     5.5 Alterations or Tenant's Improvements. Tenant shall not make any alterations or Tenant's Improvements to the Premises without Landlord's prior written consent except those noted in Exhibit B attached hereto. Any alterations or Tenant's Improvements made shall remain on and be surrendered with the Premises on expiration or termination of the term and shall be the property of Landlord, except that Landlord can elect within thirty (300 days before expiration of the term or within thirty (30) days after termination of the term and Tenant's surrender of the Premises to require Tenant to remove any alterations that Tenant has made to the Premises, If Landlord so elects, Tenant at its cost shall restore the Premises to their condition existing prior to Tenant's alterations before the last day of the term, or within twenty (20) days after notice of election is given, whichever is later.

     If Tenant makes any alterations to the Premises as provided in this Section 5.5, the alterations or Tenant's Improvements shall not be commenced until ten
(10) days after landlord has received notice from Tenant stating the date the installation of the alterations is to commence.

     5.6 Mechanics' Liens. Tenant shall pay all costs for construction or alterations or Tenant's Improvements done by it or caused to be done by it on the Premises as permitted by this Lease. Tenant shall keep the Premises free and clear of all mechanics' liens resulting from construction done by or for Tenant. Tenant shall have the right to contest the correctness or the validity of any such lien if, immediately on demand by Landlord, Tenant procures and records a lien release bond issued by a corporation authorized to issue surety bonds in Utah in an amount equal to one and one-half (1-1/2) times the amount of the claim of lien. The bond shall provide for the payment of any sum that the claimant may recover on the claim (together with attorney's fees and costs of suit, if it recovers in the action).

SECTION 6 - INDEMNITY AND EXCULPATION: INSURANCE

     6.1 Indemnity of Landlord. Tenant shall hold Landlord harmless from any and all damages to any person or property occurring in, on or about the Premises, except for damages caused solely by the negligence or willful acts of Landlord.

     6.2 Public Liability and Property damage Insurance. Tenant at its cost shall maintain public liability and property damage insurance and products liability insurance with a single combined liability limit of not less than $2,000,000, and property damage limits of not less that

$500,000, insuring against all liability of Tenant and authorized representatives arising out of and in connection with Tenant's use or occupancy of the Premises.

     All public liability insurance, products liability insurance, and property damage insurance shall insure performance by Tenant of the indemnity provisions of Section 6.1. Both parties shall be named as insurers and the policy shall contain cross-liability endorsements.

     6.3 Increase in Amount of Public Liability and Property Damage Insurance. Not more frequently than each two (2) years, if in the opinion of Landlord's lender or of the insurance broker retain by Landlord, the amount of public liability and property damage insurance coverage at that time is not adequate, Tenant shall increase the insurance broker. Such opinion shall be reasonably taken and arrived at to provide the same relative coverage as was provided hereunder at time of execution of this Lease.

     6.4 Tenant's Fire Insurance. Tenant at its cost shall maintain on all its personal property, Tenant's improvements, and alterations, in, on, or about the Premises, a policy of standard fire and extended coverage insurance, with vandalism and malicious mischief endorsements, to the extent of at least eighty percent (80%) of their full replacement value. Unless this Lease is terminated pursuant to the provisions of Sections 7 or 8 hereof, the proceeds from any such policy shall be used by Tenant for the replacement of personal property or the restoration of Tenant's improvements or alterations.

     6.5 Waiver of Subrogation. The parties release each other, and their respective authorized representatives, from any claims for damage to any person or to the Premises and to the fixtures, personal property, Tenant's improvements, and alterations of either Landlord or Tenant in or on the Premises that are caused by or result from risks insured against under any insurance policies carried by the parties in force at the time or any such damage to the extent that such policies cover the loss or damage.

SECTION 7 - DESTRUCTION

     7.1 Destruction by Fire or Other Casualty. If the Premises shall be damaged by fire, unavoidable accident, or other casualty covered by fire and exceeded coverage insurance and such damage is not caused by the act, or failure to act, of Tenant, its employees, agents, licensees, permittees, or invitees. Landlord shall cause such damage to be repaired. If the Premises shall be rendered wholly untenantable by reason of such occurrence, Landlord shall cause such damage to be repaired: provided, however, in the event the Premises cannot be repaired within one hundred twenty (120) days. Landlord may, at its election, make within thirty (300 days following the occurrence of such damage or destruction, elect to terminate this Lease. In the event of such termination, rent shall be abated from and after such date of the damage or destruction. In the event Landlord does not terminate this complete a restoration of the Premises, Landlord shall commence and complete a restoration of the Premises with a reasonable time after such damage or destruction. Tenant agrees to give Landlord immediate notice of any damages to the Premises by fire, the elements, or any other casualty.

     7.2   Loss or Damage.  Landlord shall not be liable for:

          (a) Any loss or damage to any property damage to any property of Tenant or of others located on the Premises, by theft or otherwise; or

          (b) any injury, or damage to persons or property resulting from fire, explosion, falling plaster, gas, electricity, water, rain or snow or leaks from any part of the Property or from the pipes, appliances, or plumbing works or from the roof, street, or subsurface or from any other place whereby dampness or by any other cause of whatsoever nature, unless such damage shall be caused by the willful acts or gross negligence of Landlord, its agents, representatives, or employees. Except for loss, damage, or injury resulting solely from the willful acts or negligence of Landlord, its agents, representatives, or employees, all property of Tenant kept or stored on the Premises shall be so kept at or stored at the risk of Tenant only. Tenant shall hold Landlord harmless from any claims arising out of damage to or loss of property and from any claims for personal injury, for any event occurring on the Premises, unless such damage shall be caused solely by the willful acts or negligence of Landlord, its agents, representatives, or employees.

     7.3 Abatement or Reduction of Rent. In case of damage or destruction, and in the event this Lease is not terminated pursuant to Section 7.1 hereof, the rent shall be abated wholly or proportionately, as the case may be, until the damage shall be repaired and the Premises restored; provided, however, that in the event such damage or destruction is caused by Tenant, its agents, representatives, or employees there shall be no abatement of rent.

     7.4 Loss During Last Part of Term. If destruction to the Premises occurs during the last year of the term or of any extended term, and the cost or restoration exceeds five percent (5%) of the then replacement value of the Premises, either Landlord or Tenant can terminate this Lease by filing notice to the other not more than fifteen (15) days after the destruction, provided, however, that in the event Tenant has a n unexercised and exercisable option to extend pursuant to Section 2.2 hereof, and in the further event that Tenant irrevocably exercises such option to extend within five (5) days after Landlord's notice to Tenant of termination pursuant to this Section 2.2, then in such events this Lease shall not be terminated by reason of the destruction which was the subject of Landlord's notice to Tenant unless permitted pursuant to section 7.1 hereof.

SECTION 8 - CONDEMNATION

     8.1 Condemnation. In the event the whole or any part of the Premises shall be taken or condemned for a public or quasi-public use or purpose by any competent authority and as a result thereof the balance of said Premises cannot be used for the same purpose as before such taking or condemnation, then and in either or such events, the term of this Lease shall terminate when possession of the Premises shall be taken by the condemning authorities.

     Any award, compensation, or damages (hereinafter sometimes referred to as the "award") for that portion of the Premises which does not include any personal property of the Tenant, shall be paid to and be the property of Landlord. It is understood that in the event of the termination of this Lease as aforesaid, neither Landlord nor Tenant shall have any claim against the other of this Lease as aforesaid, neither Landlord nor Tenant shall have any claim against the other for the value or any unexpired term of this Lease, and Tenant shall have no right or claim to any part of the award on account thereof, except as may pertain to any tangible person property of Tenant which it would be entitled to remove upon any termination of this Lease.

     8.2 Partial Condemnation. In the event only a part of the Premises shall be taken or condemned for a public or quasi - public use or purpose by any competent authority, and as a result thereof the balance of said Premises can be used for the same purpose as before such taking or condemnation, this lease shall not terminate as a result thereof and Landlord, at its sole cost and expense, but only to the extent of the award for such taking received by Landlord, shall repair and restore the Premises can be used for the same purpose shall be made by Tenant, subject to the requirement that such determination is reasonably made Tenant. Any award paid as a consequence of such taking or condemnation, shall be paid to Landlord and be applied to the cost of said repairing and restoration. Any sums remaining after such application shall be the proportion to the reduction of the Premises as a result of such taking.

                             SECTION 9 - ASSIGNMENT

     9.1 Prohibition Against Voluntary Assignment, Subletting, and Encumbering. Tenant shall not voluntarily assign or encumber its interest in this Lease or in the Premises, or sublease all or any part of the Premises, or allow any other person or entity (except Tenant's authorized representatives) to occupy or use all or any part of the Premises, without first obtaining Landlord's consent. Any assignment, encumbrance, or sublease without Landlord's consent shall be voidable and, at Landlord's election shall constitute a default. No consent to any assignment, encumbrance, or sublease shall constitute a further waiver of the provisions of this Section.

     Any dissolution, merger, consolidation, or other reorganization of Tenant, or the sale or other transfer of a controlling percentage of the capital stock of Tenant, or the sale of at lease fifty-one percent (51%) of the value of the assets of Tenant, shall be deemed a voluntary assignment. The phrase "controlling percentage" means the ownership of, and the right to vote, stock possessing at least fifty-one percent (51%) of the total combined voting power of all classes of Tenant's capital stock issued, outstanding, and entitled to vote for the election of directors. This Section shall not apply to corporations the stock of which is traded through an exchange or over the counter.

     Tenant immediately and irrevocable assigns to Landlord, as security for Tenant's obligations under this Lease, all rent from any subletting of all or a part of the Premises as permitted by this Lease, and Landlord, as assignee and as attorney-in-fact for Tenant, or a receiver for tenant appointed on Landlord's application, may collect such rent and apply it toward Tenant's obligations under this Lease; except that, until the occurrence of an act of default by Tenant, Tenant shall have the right to collect such rent.

     Any assignment, subletting, or other transfer of Tenant's interest hereunder, whether pursuant to written consent of Landlord or as permitted hereunder, shall not release or discharge Tenant or Guarantor from liability unless such release is expressly granted in writing by Landlord.

     If Tenant requests Landlord to consent to a proposed assignment or subletting, Tenant shall pay to Landlord, whether or not consent is ultimately given, Landlord's reasonable attorneys fees incurred in connection with each such request.

     9.2 Involuntary Assignment. No interest of Tenant in this Lease shall be assignable by operation of law (including, without limitation, the transfer of this Lease by testacy or intestacy). Each of the following acts shall be considered an involuntary assignment:

          (1) If Tenant is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, or institutes a proceeding under the Bankruptcy Act in which Tenant is the bankrupt; or, if Tenant is a partnership or consists of more than one person or entity, if any partner of the partnership or other person or entity is or becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors;

          (2)  If a writ of attachment or execution is levied on this Lease;

          (3) If, in any proceeding or action to which Tenant is a party, a receiver is appointed with authority to take possession of the Premises.

     Any involuntary assignment shall constitute a default by Tenant and Landlord shall have the right to elect to terminate this Lease, in which case this Lease shall not be treated as an asset of Tenant.

                             SECTION 10 --- DEFAULT

     10.1 Tenant's Default. The occurrence of any of the following shall constitute a default by Tenant:

          (1) Failure to pay rent or any other sums payable by Tenant hereunder when due, if the failure continues for five (5) days after the date when such rent or other amount was due.

          (2) Abandonment and vacation of the Premises (failure to occupy and operate the Premises for ten (10) consecutive days shall be deemed an abandonment and vacation).

          (3) Failure to perform any other provision of this Lease if the failure to perform is not cured within fifteen (15) days after notice has been given to Tenant. If the default cannot reasonably be cured within fifteen (15) days, Tenant shall not be in default of this Lease if Tenant commences to cure the default within the fifteen (15) day period and diligently and in good faith continues to cure the default.

          (4) Any representation or warranty by Tenant was materially false or inaccurate at the time of the execution of this Lease.

          (5) Violation of the occupancy and parking limitations in Section 4.2 hereof more than three times during the term and any extended term of this Lease shall constitute default and provides Landlord the right, but not the obligation to exercise Landlord's rights for default hereunder not withstanding any efforts to cure by Tenant.

     Notices given under Section 10.1(3) shall specify the alleged default and the applicable lease provisions, and shall demand that Tenant perform the provisions of this Lease within the applicable period of time, or quit the Premises. No such notice shall be deemed a forfeiture or a termination of this Lease unless Landlord so elects in the notice.

     10.2 Landlord's Remedies. Landlord shall have the following remedies if Tenant commits a default and, where applicable, fails to cure within the times set forth in Section 10.1 hereof. These remedies are not exclusive; they are cumulative in addition to any remedies now or later allowed by law.

          (a) Tenant's Right to Possession Not Terminated. Landlord can continue this Lease in full force and effect, and the Lease will continue in effect as long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to collect rent when due. During the period Tenant is in default, Landlord can enter the Premises and let them, or any part of them, to third parties for Tenant's account. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises, including, without limitation, brokers' commissions, expenses of remodeling the Premises required by the reletting, and like costs. Reletting can be for a period shorter or longer than the remaining term of this Lease. Tenant shall pay to Landlord the rent due under this Lease on the dates the rent is due, less the rent Landlord receives from any reletting. No act by Landlord allowed by this Section shall terminate this Lease unless Landlord notifies Tenant that Landlord elects to terminate this Lease. After Tenant's default and for as long as Landlord does not terminate Tenant's right to possession of the Premises, if Tenant obtains Landlord's consent Tenant shall have the right to assign or sublet its interest in this Lease, but Tenant shall not be released from liability.

     If Landlord elects to relet the Premises as provided in this Section, rent that Landlord receives from reletting shall be applied to the payment of:

           First, any indebtedness from Tenant to Landlord other than rent due from Tenant;

           Second, all costs, including for maintenance, incurred by Landlord in reletting;

           Third, rent due and unpaid under this Lease.

     After deducting the payments referred to in this Section, any sum remaining from the rent Landlord receives from reletting shall be held by Landlord and applied in payment of future rent as rent becomes due under this Lease. In no event shall Tenant be entitled to any excess rent received by Landlord. If, on the date rent is due under this Lease, the rent received from the reletting is less than the rent due on that date, Tenant shall pay to Landlord, in addition to the remaining rent due, all costs, including for maintenance, Landlord incurred in reletting that remain after applying the rent received from the reletting as provided in this Section.

          (b) Termination of Tenant's Right to Possession. Landlord can terminate Tenant's right to possession or the Premises at any time. No act by Landlord other than giving notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises, or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession or a termination of this Lease. On termination of this Lease, a Landlord has the right to recover from Tenant:

              a. The worth, at the time of the award, of the unpaid rent that had been earned at the time of termination of this Lease;

              b. The worth, at the time of the award, of the amount by which the unpaid rent that would have been earned after the date of termination of this Lease until the time of award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided;

              c. The worth, at the time of the award, of the amount by which the unpaid rent for the balance of term after the time or award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided; and

              d. Any other amount, and court costs, necessary to compensate Landlord for all detriment proximately caused by Tenant's default.

          "The worth, at the time or the award," as used in (a) and (b) or this Section, is to be computed by allowing interest at the lesser of eighteen percent (18%) per annum or the maximum rate an individual is permitted by law to charge. "The worth, at the time of the award," as referred to in (C) of this Section, is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%).

          (c) No Exercise of Option. Notwithstanding any provision of this Lease to the contrary, any attempted exercise by Tenant of an option to extend the term of this Lease, shall be null and void and ineffective if such attempted exercise is made at the time when Tenant is in default under the terms and provision of this Lease.

          (d) Landlord's Right to Cure Tenant's Default. Landlord, at any time after Tenant commits a default and has failed to perform within fifteen (15) days of notice of such default from Landlord, can cure the default at Tenant's cost. If Landlord at any time, by reason of Tenant's default, pays any sum or does any act that requires the payment of any sum, the sum paid by Landlord shall be due immediately from Tenant to Landlord at the time the sum is paid, and if paid at a later date shall bear interest at the lesser of eighteen percent (18%) per annum or the maximum rate an individual is permitted by law to charge from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant. The sum, together with interest on it, shall be additional rent.

     10.3 Interest. Rent and other amounts payable hereunder by Tenant not paid when due shall bear interest from the date due until paid at the maximum rate permitted by law or at the rate of eighteen percent (18%) per annum, whichever is less.

     10.4 Late Charge. Tenant acknowledges that late payment by Tenant to landlord or rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult a a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant's default with respect to the overdue amount, or prevent Landlord from exercising of any of the other rights and remedies available to Landlord.

     10.5 Tenant's Right To Cure Landlord's Default. Landlord shall be indefault of this Lease if it fails or refuses to perform any provision of this Lease that it is obligated to perform is the failure to perform is not cured within thirty (30) days after notice of the default has been given by Tenant to Landlord. If the default cannot reasonably be cured within thirty (30) days, Landlord shall not be in default of this Lease if Landlord commences to cure the default within the 30-day period and diligently and in good faith continues to cure the default.

SECTION 11 --- SIGNS; ADVERTISING

     11.1 Tenant's Restricted Right to Signs. Tenant at its cost shall have the right to place, construct, and maintain one (1) exterior sign on the building that is a part of the Premises in the same dimensions, style, and lettering presently used on the building for the name "Hansen, Barnett & Maxwell," advertising its business on the Premises. The location of such sign on the building shall be subject to Landlord's approval, Tenant shall not have the right to place, construct, or maintain any other sign, advertisement, awning, banner, or other exterior decoration without Landlord's prior written consent.

     11.2 Compliance With Laws. Any sign that Tenant has the right to place, construct, and maintain shall comply with all laws, and Tenant shall obtain any approval required by such laws. Landlord makes no representation with respect to Tenant's ability to obtain such approval.

     11.3 Removal of Signs. At the termination of this Lease Tenant shall, at Tenant's sole cost and expense, remove all signs installed or constructed by Tenant and shall repair and restore the Premises or the building or property of which the Premises is a part to their condition prior to installation or construction of such signs.

SECTION 12 ---- LANDLORD'S ENTRY ON PREMISES

     12.1 Landlord and its authorized representatives shall have the right to enter the Premises at all reasonable times for any or the following purposes:

          (1) To determine whether the Premises are in good condition and whether Tenant is complying with its obligations under this Lease;

          (2) To do any necessary maintenance and to make any restoration to the Premises that Landlord has the right or obligation (if any) to perform;

          (3) To serve, post, or keep posted any notices required or allowed under the provisions of this Lease;

          (4) To post "for sale" signs at any time during the term, to post "for rent" or "for lease" signs during the last six (6) months of the term, or during any period white Tenant is in default'

          (5) To show the Premises to prospective brokers, agents, buyers, tenants, or persons interested in a purchase or an exchange, at any time during the term;

          (6) At Landlord's expense, to shore the foundations, footings, and walls or the building and other improvements that are a part of the Premises and to erect scaffolding and protective barricades around and about the Premises, but not so as to prevent entry to the Premises, and to do any other act or thing necessary for the safety or preservation of the Premises if any excavation or other construction is undertaken or is about to be undertaken on any adjacent property or nearby street. Landlord's right under this provision shall not be construed to create any obligation for Landlord to maintain or repair the Premises. Except as set forth in other provisions of this lease.

     Landlord shall not be liable in any manner for any inconvenience, disturbance, loss or business, nuisance, or other damage arising out of Landlord's entry on the Premises as provided in this Section, except damage resulting from the wrongful acts or wrongful negligence of Landlord or its authorized representatives.

     Tenant shall not be entitled to an abatement or reduction of rent if Landlord exercises any rights reserved in the Section.

     Landlord shall conduct its activities on the Premises as allowed in this
Section in a manner that will minimize inconvenience, annoyance, or disturbance to Tenant.

SECTION 13 ---- PRIOR TENANT EQUIPMENT

     13.1 Prior Tenant Equipment. At the time of execution of this Lease, certain equipment and personal property left by a prior tenant of the Premises (collectively "Prior Tenant Equipment") is on the Premises. The Prior Tenant Equipment, although in the custody of Landlord, is not owned by Landlord, and is the subject of a legal proceeding pending in the Third District Court for the State of Utah. Landlord cannot give Tenant permission or the right to use that Equipment. Tenant agrees to indemnify and hold Landlord harmless for any damages, waste or diminution in value that may occur to the Prior Tenant Equipment caused by Tenant, its agents, licensees, assigns or successors.

SECTION 14 ---- SECURITY DEPOSIT

     14.1 Amount of Deposit. The Tenant, contemporaneously with the execution of this Lease, shall deposit with the Landlord a security deposit in the sum of Five Thousand Three Hundred Twelve and 50/100 Dollars ($5,312,50). Such deposit shall be held by the Landlord, without liability for interest, as security for the faithful performance by the Tenant of all of the terms, covenants, and conditions of this Lease on the part of the Tenant to be observed or performed during the term hereof. If at any time during the term of this Lease any of the rent herein reserved shall be overdue and unpaid, then the Landlord shall at its option have the right, but not the obligation, to appropriate and apply any portion of said deposit to the payment of any such overdue rent or other sum.
If the entire deposit, or any portion thereof, should be appropriated and applied by the Landlord for the payment of overdue rent or other sums to be paid hereunder by the Tenant to the Landlord, then the Tenant shall immediately upon demand remit to the Landlord a sufficient amount in cash to restore said security deposit to the sum specified above in this Section, and the Tenant's failure to do so within ten (10) days after receipt of such demand shall constitute a default under this Lease. If the Tenant complies with all of said terms, covenants, and conditions and promptly pays all of the rent herein provided for and all other sums to be paid by the Tenant to the Landlord hereunder, then the said security deposit shall be returned in full to the Tenant upon the termination of this Lease. The Landlord's obligations with respect to the security deposit are those of a debtor, and not of a trustee.

SECTION 15 --- PARKING

     15.1 Parking. Landlord agrees to make fifteen (15) parking stalls available to Tenant o the Property on which the Premises is located, for the purpose of servicing the needs of occupants of the Premises. Such parking stalls shall be the fifteen(15) most southerly parking stalls along the west property line of the Property on which the Premises is located; provided, however, that Landlord reserves the right from time to time to rearrange the configuration of parking stalls located on the Property so long as Landlord makes available to Tenant fifteen(15) or such parking stalls of similar location: Tenant agrees that it will not at any time cause or permit more than fifteen (115) of the parking stalls located on the Premises to be occupied by Tenant, its employees, agents, licensees, and invitees.

SECTION 16 - GRANT OF SECURITY INTEREST

     16.1 Grant of Security Interest. Tenant hereby grants Landlord a Security interest in all the personal property of Tenant, of whatever nature, which is brought upon or located at the premises for the purpose of securing of the performance of Tenant's obligations hereunder. As to the switching equipment and other items listed on Exhibit C attached hereto, Tenant hereby grants a security interest in the items listed and represents and warrants that Landlord's security interest has first priority over any and all other security interests or liens in such equipment. Tenant agrees that it will not further encumber the personal property listed in Exhibit C in any way that would displace or conflict with Landlord's first priority security interest. Upon request of Landlord, Tenant shall execute and cause to be filed at its own expense, a UCC-1 Financial Statement for the purpose of perfecting the security interests granted in this Section 16.

SECTION 17 - REPRESENTATIONS AND WARRANTIES

     17.1 Tenant's Representations and Warranties. As a material inducement to Landlord to execute this lease and in partial consideration therefor, Tenant hereby makes the following representations and warranties, each of which is being relied upon by Landlord as a material inducement to enter into this Lease, and each of which is true and correct as of the date hereof;

          (a) All financial statements and other financial information provided to Landlord by Tenant are true and correct in all material respects, and fully and accurately present the financial condition of Tenant as or the date and time of such reports, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis.

          (b) The execution and delivery of this Lease and the performance by Tenant of its obligations hereunder require no further action or approval in order to constitute this Lease as a binding and enforceable obligation of Tenant. Compliance with this Lease does not contravene any provision of law, nor of any agreement, government order or regulation, undertaking, or other restriction to which Tenant is a party or by which Tenant is bound.

          (c) This Lease been duly executed by Tenant and constitutes a legal, valid, and binding obligation of Tenant enforceable in accordance with its terms.

SECTION 18 - ESTOPPEL

     18.1 Estoppel Certificate. Tenant shall, within ten (10) days after Landlord's request therefor, execute and deliver to Landlord's request therefor, execute and deliver to Landlord an estoppel certificate in favor of Landlord and such other persons as Landlord shall request setting forth the following: (a) ratification of this Lease; (b) the commencement date and termination date hereof; (c) that this lease is in full force and effect and has not been assigned, modified, supplemented or amended (except as such writing as shall be stated); (d) that all conditions under this lease to be performed by landlord have been satisfied; (e) there are no defenses or offsets against the enforcement of this Lease by Landlord, or in the alternative, those claimed by Tenant; (f) the amount of advance rent, if any (or none if such is the), paid by Tenant; (g) the date to which rent has been paid; (h) the amount of the security deposit, if any; and (i) such other information as Landlord may reasonably request. In the event that Tenant fails within ten (10) days after Landlord has delivered to Tenant an estoppel certificate pursuant to this Section to properly execute and deliver the same to landlord, Tenant shall be deemed to have consented to such estoppel certificate as written, provided, however, that such non-consent shall not relieve Tenant from its responsibilities for default under this Lease by reason of its failure to return an estoppel certificate as written, provided, however, that such non-consent shall not relieve Tenant from its responsibilities for default under this Lease by reason of its failure to return an estoppel certificate in accordance with this Section. Mortgage lenders and/or purchasers shall be entitled to rely upon any estoppel certificate executed by Tenant or which Tenant is deemed to have consented.



SECTION 19 - MISCELLANEOUS

          19.1 Notice. All notices, requests, consents and other communications required under this Lease shall be in writing and shall be sufficient for all purposes if personally delivered, or if mailed by certified or registered U.S. mail, return receipt requested, postage prepaid, or if sent by Federal Express or other nationally recognized air courier, expenses prepaid, and addressed as follows:

          If to Landlord, to:

          Broadway Associates
               345 East Broadway, Suite 200
               Salt  Lake City, Utah 84111
          Attn.: Mr. Paul J. Maxwell

          With a copy to:

                           Ervin r. Holmes, Esq.
                           Van Cott, Bagley, Cornwall & McCarthy
                           50 South Main Street, Suite 1600
                           Salt Lake City, Utah 84144

                  If to Tenant, to:

                           FTI Communications
                           345 East Broadway, Suite 100
                           Salt Lake City, Utah 84111
                           Attn.: Mr. Robert Edwards

     Either party may change its address by notifying the other party of the change of address. Notice shall be deemed communicated upon receipt or within 48 hours from the time of mailing if mailed as provided in this Section, whichever shall first occur.

         19.2 Waiver. No delay or omission in the exercise of any right or remedy of Landlord on any default by Tenant shall impair such a right or remedy or be construed as a waiver.
     The receipt and acceptance by Landlord of delinquent rent shall not constitute a waiver of any other default; it shall constitute only a waiver of timely payment for the particular rent payment involved.

         No act or conduct of Landlord, including, without limitation, the acceptance of the keys to the Premises, shall constitute an acceptance of the surrender of the premises by Tenant before the expiration of the term. Only a written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish a termination of the Lease..

         Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant.

         Any waiver by Landlord for any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the lease.

         19.3 Sale or Transfer or Premises. If Landlord sells or transfers all or any portion or the Premises, Landlord, on consummation of the sale or transfer, shall be released from any liability thereafter accruing under this lease if Landlord's successor has assumed in writing, for the benefit of Tenant, landlord can transfer the security deposit or prepaid rent to Landlord's successor and on such transfer Landlord shall be discharged from any further liability in reference to the security deposit or prepaid rent.

         19.4 Enforcement. In the event of default under any provision in this lease, the defaulting party agrees to pay the other party all costs, including reasonable attorney's fees, incurred by the other party in enforcing its rights under this Lease whether or not court action is instituted, in addition to all other amounts due hereunder and damages caused by the default.

         19.5 Surrender of Premises. On expiration or termination of the term, Tenant shall surrender to Landlord the Premises and all tenant's improvements and alterations in good condition, except for ordinary wear and tear occurring after the last necessary maintenance made by Tenant and destruction to the Premises covered by section 7.1 except for alterations that Tenant is obligated to remove under the provisions of Section 5.5. Tenant shall remove all its personal property within the above stated time. Tenant shall perform all restoration made necessary by the removal of any alterations or Tenant's personal property within the time periods stated in this Section.

         Landlord can elect to retain or dispose of in any manner any alterations or Tenant's personal property that Tenant does not remove from the Premises on expiration or termination of the term as allowed or required by this Lease by filing at least ten (10) days' notice to Tenant. Title to any such alterations or Tenant's personal property that Landlord elects to retain or dispose of an expiration of the 10-day period shall vest in Landlord. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord's retention or disposition of any such alterations of Tenant's personal property Tenant shall be liable to Landlord for Landlord's costs for storing, removing, and disposing of any alterations or tenant's personal property.

         If Tenant fails to surrender the Premises to Landlord on expiration or ten (10) days after termination of the term as required by this Section, Tenant shall hold Landlord harmless from all damages resulting from Tenant's failure to surrender the Premises, including, without limitation, claims made by a succeeding tenant resulting from Tenant's failure to surrender the Premises.

         19.6 Holding Over. If Tenant, with Landlord's consent, remains in possession of the Premises after expiration or termination of the term, or after the date in any notice given by Landlord to Tenant terminating this Lease, such possession by Tenant shall be deemed to be a month-to-month tenancy terminable on thirty (30) days' notice given at any time by either party. All provisions of this Lease, except those pertaining to term shall apply to the month-to-month tenancy.

         19.7 Time of Essence. Time is of the essence of each provision of this Lease.

         19.8 Consent of Parties. Whenever consent or approval of either party is required, that party shall not unreasonably withhold such consent of approval.

         19.9 Corporate Authority. If either party is a corporation, that party shall deliver to the other party on execution of this Lease a certified copy of a resolution of its board of directors (or its executive committee with appropriate resolutions from its board of directors empowering such executive committee) authorizing the execution of this Lease and naming the officers that are authorized to execute this Lease on behalf of the corporation.

         19.10 Entire Agreement. This Lease, including the exhibits attached hereto, constitutes the entire agreement between the parties hereto relative to the subject matter hereof. Any prior negotiations, correspondence, or understandings relative to the subject matter hereof shall be deemed to be merged in this Lease and shall be of no further force or effect. This Lease may not be amended or modified except in writing executed by both of the parties hereto.

         19.11 Successors. This Lease shall be binding on and inure to the benefit of the parties and their successors and assigns, except as provided in
Section 9.1.

         19.12 Rent Payable in U.S. Money. Rent and all other sums payable under this Lease must be paid in lawful money of the United States of America.

         Each party shall hold harmless the other party from all damages resulting from any claims that may be asserted against the other party by any broker, finder, or other person, with whom the other party has or purportedly has dealt.



         19.13 Exhibits - Incorporation in Lease. All exhibits referred to are attached to this Lease and incorporated by reference.

         19.14 Controlling Law. This Lease shall be construed and interpreted in accordance with the laws or the State of Utah.

         19.15 Use of Definitions. The definitions contained in this Lease shall be used to interpret this Lease.

         19.16 Definitions. As used in this Lease, the following words and phrases shall have the following meanings.

         Alteration - any addition or change to, or modification of, the Premises made by Tenant including, without limitation, fixtures, but excluding trade fixtures as defined here, and Tenant's improvements as defined here.

         Authorized representative - any officer, agent, employee, or independent contractor retained or employed by either party, acting within authority given him by that party.

         Damage - injury, deterioration, or loss to a person or property caused by another person's acts or omissions. Damage includes death.

         Damages - a monetary compensation or indemnity that can be recovered in the courts by any person who has suffered damage to his person, property, or rights through another's act or omission.

         Destruction - any damage, as defined here, to or disfigurement of the Premises.

         Encumbrance - any deed of trust, mortgage, or other written security device or agreement affecting the Premises, and the note or other obligation secured by it, that constitutes security for the payment of a debt or performance of an obligation.

         Expiration - the coming to an end of the time specified in the Lease as its duration, including any extension of the term resulting from the exercise of an option to extend.

         Good Condition - the good physical condition of the Premises and each portion of the Premises, including, without limitation, signs, windows, show windows, appurtenances, and Tenant's personal property as defined here. "In good condition" means first-class, neat, clean, and broom-clean, and is equivalent to similar phrases referring to physical adequacy in appearance and for use.

         Hazardous substances - any substance or material defined or designated as hazardous or toxic waste, hazardous or toxic chemical, hazardous or toxic material, hazardous or toxic substance, or other similar term, by any federal, state, or local environmental statute, regulation, or ordinance presently in effect, or in effect at any time during the term, and, as to substances and materials which are not specifically identified in any such statute, regulation, or ordinance by name, which are known to be toxic or hazardous under presently existing and generally accented scientific knowledge.

         Hold harmless - to defend and indemnify from all liability, losses, penalties, damages as defined here, costs, expenses (including, without limitation, attorneys' fees) causes of action, claims, or judgment arising out of or related to any damage, as defined here, to any person or property.



         Law - any judicial decision, statute, constitution, ordinance, resolution, regulation, rule, administrative order, or other requirement of any municipal, county, state, federal, or other government agency or authority having jurisdiction over the parties or the Premises, or both, in effect either at the time of executing of the Lease or at any time during the term, including, without limitation, any regulation or order of a quasi-official entity or body (e.g., board of fire examiners or public utilities).

         Lien - a charge imposed on the Premises by someone other than Landlord, by which the Premises are made security for the performance of an act. Most of the liens referred to in this Lease are mechanics' liens.

         Maintenance - repairs, replacement, repainting, snow and ice removal. Landscaping care and maintenance, janitorial services provided by Landlord, servicing of HVAC systems, and cleaning.

         Person - one or more human beings, or legal entities or other artificial persons, including, without limitation, partnerships, corporations, trusts, estates, associations, and any combination of human beings and legal entities.

         Provision - any term, agreement, covenant, condition, clause, qualification, restriction, reservation, or other stipulation in the Lease that defines or otherwise controls, establishes, or limits the performance required or permitted by either party.

         Rent - monthly rent, prepaid rent, security deposit, real property taxes and assessments, insurance, and other similar charges payable by Tenant to Landlord.

         Restoration - the reconstruction, rebuilding, rehabilitation, and repairs that are necessary to return destroyed portions of the Premises and other property to substantially the same physical condition as they were in immediately before the destruction.

         Successor - assignee, transferee, personal representative, heir, or other person or entity succeeding lawfully, and pursuant to the provisions of this Lease, to the rights or obligations of either party.

         Tenant's improvement - any addition to or modification of the Premises made by Tenant before, at, or near the commencement of the term, including, without limitation, fixtures (not including Tenant's trade fixtures, as defined here).

         Tenant's personal property - Tenant's equipment, furniture, merchandise, and moveable property placed in the Premises by Tenant, including Tenant's trade fixtures, as defined here.

         Tenant's trade fixture - any property installed in or on the Premises by Tenant for purposes of trade, manufacture, ornament, or related use.

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

         Term - the period of time during which Tenant has a right to occupy the Premises.

         Termination - the ending of the term for any reason before expiration, as defined here.

         19.17 Captions: Table of Contents. The captions and the table of contents of this Lease shall have no effect on its interpretation.

         19.18 Singular and Plural. When required by the context of this Lease, the singular shall include the plural.



         19.19 Severability. The unenforceability, invalidity, or illegality of any provision shall not render the other Provisions unenforceable, invalid, or illegal.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

         LANDLORD:                           TENANT:

         BROADWAY ASSOCIATES,                STI COMMUNICATIONS,
         a Utah                              a general partnership,
         _____________corporation





         By                                  By
            -------------------------------     -------------------------------


                                       24